Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the Quarterly Report of Atlas Mining Company on Form 10-QSB /A for the period ending  June 30, 2007 as filed with the Securities and Exchange  Commission  on the date  hereof,  I, Andre Zeitoun ,  Chief  Executive Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

 1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Atlas Mining Company

Date: July 15, 2009	By:	/s/ ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer